NorthWestern Corporation d/b/a NorthWestern Energy 3010 W. 69th Street Sioux Falls, SD 57108 www.northwesternenergy.com
NYSE: NWE News Release FOR IMMEDIATE RELEASE	Media Contact: Claudia Rapkoch (866) 622-8081 claudia.rapkoch@northwestern.com Investor Relations Contact: Dan Rausch (605) 978-2902 daniel.rausch@northwestern.com

NORTHWESTERN REPORTS SECOND QUARTER 2010 FINANCIAL RESULTS

Reports diluted EPS of $.32 per diluted share
compared with $.17 per diluted share in 2Q 2009
Declares dividend for 3Q 2010

SIOUX FALLS, S.D. – July 29, 2010 – NorthWestern Corporation d/b/a NorthWestern Energy (NYSE: NWE) reported financial results for the quarter ended June 30, 2010.

Significant achievements for the quarter include:

•	Net income improved approximately $5.6 million as compared with 2009, due primarily to income tax benefits and reduced operating, general and administrative expense;

•	NorthWestern issued $161 million of Montana First Mortgage Bonds and $64 million of South Dakota First Mortgage Bonds at 5.01%;

•	Standard & Poor’s (S&P) added NorthWestern Energy to its SmallCap 600 group of stocks effective at the close of trading April 9, 2010;

•	Forbes.com named NorthWestern Energy as one of its top “100 Most Trustworthy Companies” in America; and

•	NorthWestern declared a common stock dividend of 34 cents per share, payable on September 30, 2010, to common shareholders of record as of September 15, 2010.

Financial Results

Consolidated net income was $11.7 million or $.32 per diluted share for the quarter ended June 30, 2010, compared with consolidated net income of $6.1 million or $.17 per diluted share for the quarter ended June 30, 2009.

Consolidated net income for the six months ended June 30, 2010, was $40.4 million, an increase of $11.5 million from $28.9 million in 2009.

“Net income improved in the second quarter of 2010 due primarily to the capitalization of allowance for funds used during construction, related to the construction of our Mill Creek Generation Station, and lower tax expense,” said Bob Rowe, President and CEO.  “In addition, we continue to focus on cost control amidst the ongoing economic uncertainty,”

NorthWestern Reports Second Quarter 2010 Financial Results
July 29, 2010

The following tables reconcile the primary changes from 2009 to 2010:

	Pre-tax	Net	EPS - Fully	Pre-tax	Net	EPS - Fully
($millions, except EPS)	Income	Income 1	Diluted	Income	Income 1	Diluted

Q2 2009 reported	$ 9.7	$ 6.1	$ 0.17	$ 45.6	$ 28.9	$ 0.80

Repairs tax deduction (flow-through)	-	1.2	0.03	-	4.6	0.13
Montana property tax tracker	3.5	2.2	0.06	4.4	2.7	0.07
NOL valuation allowance release	-	2.2	0.06	-	2.2	0.06
Insurance reserves	-	-	-	2.9	1.8	0.05
Compensation	-	-	-	2.3	1.4	0.04
Postretirement health care	1.5	0.9	0.02	2.0	1.2	0.03
Pension	1.3	0.8	0.02	1.9	1.2	0.03
Other income	1.7	1.0	0.03	1.8	1.1	0.03
Loss on capacity contract in 2009	1.2	0.7	0.02	1.2	0.7	0.02
Reclamation settlement	-	-	-	1.0	0.6	0.02
Jointly owned plant operations	1.1	0.7	0.02	0.9	0.6	0.02
Bad debt expense	0.5	0.3	0.01	0.8	0.5	0.01
Legal and professional fees	0.9	0.6	0.02	0.4	0.2	0.01
Interest expense	1.9	1.2	0.03	-	-	-
Transmission capacity	0.6	0.4	0.01	-	-	-
Wholesale electric	-	-	-	(0.6)	(0.4)	(0.01)
Depreciation	(0.7)	(0.4)	(0.01)	(0.9)	(0.6)	(0.02)
Insurance recoveries and settlements	(1.8)	(1.1)	(0.03)	(2.1)	(1.3)	(0.04)
Electric (Q1 only) and natural gas volumes	0.4	0.2	0.01	(2.7)	(1.7)	(0.05)
Qualified Facilities (QF) supply costs	(3.6)	(2.2)	(0.06)	(3.6)	(2.2)	(0.06)
Property and other taxes	(6.8)	(4.2)	(0.12)	(5.5)	(3.4)	(0.09)
All other, net	1.4	1.1	0.03	3.9	2.3	0.06

Subtotal			0.15			0.31

Q2 2010 reported	$ 12.8	$ 11.7	$ 0.32	$ 53.7	$ 40.4	$ 1.11

1.) Income Tax Benefit (Expense) calculation on reconciling items assumes normal effective tax rate of 38.5%.

For more information see www.northwesternenergy.com/documents/investor/Q210.pdf

Consolidated gross margin for the second quarter of 2010 was $132.1 million compared with $128.9 million for the second quarter of 2009.  The improvement in consolidated gross margin was substantially due to an increase in property taxes recoverable through a tracker as compared with 2009, a loss recorded in 2009 on a capacity contract, higher revenues for operating expenses recovered in supply trackers primarily related to customer efficiency programs, improved transmission capacity revenues, and higher natural gas volumes from colder spring weather.  Partially offsetting this increase were higher qualifying facility (QF) related supply costs due to higher prices and volumes.

Consolidated gross margin for the six months ended June 30, 2010, was $293.5 million compared with $291.8 million in the same period of 2009.

Consolidated operating, general and administrative expenses decreased to $57.1 million for the quarter ended June 30, 2010, as compared with $60.9 million for the quarter ended June 30, 2009.  The decrease was due primarily to lower postretirement health care costs due to a plan amendment during the fourth quarter of 2009, lower pension expense, lower plant operations costs due to scheduled maintenance and an unplanned outage at Colstrip Unit 4 for a rotor repair in 2009, and decreased legal and professional fees primarily related to outstanding litigation.  Offsetting those benefits were a net decrease in insurance recoveries and settlements, and higher operating expenses recovered from customers through supply trackers primarily related to costs incurred for customer efficiency programs, which have no impact on operating income.

NorthWestern Reports Second Quarter 2010 Financial Results
July 29, 2010

Consolidated operating, general and administrative expenses were $115.4 million for the six months ended June 30, 2010, as compared with $126.3 million in same period of 2009.

Property and other taxes were $25.0 million for the three months ended June 30, 2010, as compared with $18.2 million in the second quarter of 2009.  For the six months ended June 30, 2010, property and other taxes were $48.0 million compared with $42.5 million in the same period of 2009.  The increases were primarily due to plant additions related to the Mill Creek Generating Station and higher assessed property valuations in Montana.

Depreciation expense was $23.0 million for the three months ended June 30, 2010, as compared with $22.3 million in the second quarter of 2009.  For the six months ended June 30, 2010, depreciation expense was $45.9 million compared with $45.0 million in the same period of 2009.  These increases were primarily due to plant additions.

Interest expense for the three months ended June 30, 2010, was $16.1 million, a decrease of $1.9 million from the second quarter of 2009.  This decrease was primarily due to $1.0 million capitalized for the debt portion of allowance for funds used during construction (AFUDC), primarily related to the Mill Creek Generating Station.   Consolidated interest expense remained flat for the six months ended June 30, 2010 compared with the same period in 2009, with an increase in expense due primarily to increased debt outstanding offset by $1.8 million capitalized for the debt portion of AFUDC, primarily related to the Mill Creek Generating Station.

Consolidated income tax expense for the three months ended June 30, 2010 was $1.1 million as compared with $3.6 million for the second quarter of 2009. The effective tax rate in 2010 was 8.7% as compared with 36.9% for the same period of 2009. The reduction in the effective income tax rate versus the statutory rate in 2010 is primarily due to the release of $2.2 million in valuation allowance against certain state net operating loss (NOL) carryforwards and a tax benefit of $1.2 million recognized for repair costs, due to flow-through regulatory treatment.  Consolidated income tax expense for the six months ended June 30, 2010, was $13.3 million as compared with $16.7 million in the same period of 2009.  The effective tax rate in 2010 was 24.8% as compared with 36.6% for the same period of 2009, and we expect our effective tax rate for 2010 to be approximately 25%.

Results from Regulated Operations

Electric gross margin for the quarter ended June 30, 2010, was $102.5 million, compared with $101.8 million for the same period of 2009.  The increase in margin is due largely to an increase in property taxes recoverable in a tracker as compared to the same period in 2009. Also contributing to the increase was higher demand to transmit energy for others across our lines, and higher revenues for operating expenses recovered from customers through the supply trackers, primarily related to customer efficiency programs. Partially offsetting this increase was higher QF related supply costs due to higher prices and volumes.

Retail electric volumes for the quarter ended June 30, 2010, totaled 2,285,000 megawatt hours compared with 2,298,000 megawatt hours for the quarter ended June 30, 2009.  Retail residential and commercial volumes increased from customer growth, which was offset by a decline in industrial volumes due primarily to the weaker economy.   Wholesale electric volumes were 278,000 megawatt hours for the quarter ended June 30, 2010, an increase from 154,000 megawatt hours for the same period in 2009.  Wholesale volumes increased due to higher plant availability.

NorthWestern Reports Second Quarter 2010 Financial Results
July 29, 2010

Electric gross margin for the six months ended June 30, 2010, was $215.3 million compared with $215.1 million for the same period of 2009.

Retail electric volumes for the six months ended June 30, 2010 totaled 4,867,000 megawatt hours compared with 4,961,000 megawatt hours for the six months ended June 30, 2009.  Wholesale electric volumes were 521,000 megawatt hours for the six months ended June 30, 2010, an increase from 397,000 megawatt hours for the same period in 2009.

Natural gas gross margin was $29.3 million for the quarter ended June 30, 2010 compared with $28.5 million during the second quarter of 2009.  Regulated retail natural gas volumes were 5,389,000 dekatherms for the quarter ended June 30, 2010 compared with 5,417,000 dekatherms for the same period in 2009.

Natural gas gross margin was $77.5 million for the six months ended June 30, 2010 compared with $78.4 million during the same period of 2009.

Retail natural gas volumes were 19,074,000 dekatherms for the six months ended June 30, 2010, compared with 19,287,000 dekatherms for the same period in 2009.  The decline in gross margin and volumes is primarily due to warmer winter weather in Montana [six month Montana HDD’s are “Flat” from 2009.  Ok saying this?].

Liquidity and Capital Resources

As of June 30, 2010, our total net liquidity was approximately $169.6 million, including $6.1 million of cash and $163.5 million of revolving credit facility availability.  Revolver availability was $171.5 million as of July 23, 2010.

Cash provided by operating activities totaled $132.4 million for the six months ended June 30, 2010, as compared with $85.5 million during the six months ended June 30, 2009. This increase in operating cash flows is primarily related to a decrease in contributions to our qualified pension plans of $53.2 million as compared with the same period in 2009.

Cash used in investing activities increased by approximately $69.6 million as compared with the six months ended June 30, 2009, due primarily to increased property, plant and equipment additions related to the Mill Creek Generating Station project.

Cash used in financing activities totaled approximately $14.4 million during the six months ended June 30, 2010, as compared with $27.2 million during 2009.  During the six months ended June 30, 2010, the Company received proceeds from the issuance of debt of $225.0 million, made debt repayments of $208.4 million, paid deferred financing costs of $6.6 million and paid dividends on common stock of $24.5 million.  During the six months ended June 30, 2009, the Company received net proceeds from the issuance of debt of $249.8 million, made net debt repayments of $243.0 million, paid deferred financing costs of $9.9 million and paid dividends on common stock of $24.1 million.

NorthWestern Reports Second Quarter 2010 Financial Results
July 29, 2010

Rate Case Update

In October 2009, the Company filed a request with the Montana Public Service Commission (MPSC) for an annual electric transmission and distribution revenue increase of $15.5 million, and an annual natural gas transmission, storage and distribution revenue increase of $2.0 million.  The request was based on a 2008 test period, a return on equity of 10.9%, an equity ratio of 49.45%, and rate base of $632.2 million and $256.6 million for electric and natural gas, respectively.  NorthWestern amended its revenue increase requests to $13.1 million and $1.5 million for electric and natural gas, respectively, as part of its rebuttal testimony because of known and measurable expense changes that have occurred since the 2008 test year.

In July 2010, the MPSC voted to approve an interim rate increase of $12.4 million and $1.4 million for electric and natural gas, respectively, subject to refund.  Interim rates went into effect on July 8, 2010.  NorthWestern expects to defer recognition of the interim increase until a final order is issued by the MPSC.  The hearing on the rate request is expected to occur in mid-September 2010.  We expect the MPSC to issue a final order during the fourth quarter of 2010.

2010 Earnings Outlook

NorthWestern reaffirms its earnings outlook for 2010 to be $1.95 - $2.10 per fully diluted share.

The major assumptions include, but are not limited to, the following expectations:

•	No impact from the requested rate increase in Montana (including interim rates) due to anticipated final order in the rate case during the fourth quarter of 2010;

•	The release of the valuation allowance against certain state NOL carryforwards is not included in the earnings outlook,

•	The tax benefit associated with the IRS approval of a tax accounting method to deduct repairs is included in the earnings outlook,

•	Fully diluted average shares outstanding of 36.5 million; and

•	Normal weather in the Company’s electric and natural gas service territories for the remainder of 2010.

Dividend

NorthWestern’s Board of Directors declared a quarterly common stock dividend of 34 cents per share, payable on September 30, 2010, to common shareholders of record as of September 15, 2010.

Company Hosting Investor Conference Call

NorthWestern will host an investor conference call today at 11:00 am Eastern Time to review its financial results for the quarter ended June 30, 2010.

The conference call will be webcast live on the Internet at http://www.northwesternenergy.com under the “Investor Information” heading.  To listen, please go to the site at least 10 minutes in advance of the call to register.  An archived webcast will be available shortly after the call.

NorthWestern Reports Second Quarter 2010 Financial Results
July 29, 2010

A telephonic replay of the call will be available beginning at 1:00 pm Eastern Time today through August 29, 2010, at 800-475-6701, access code 163720.

About NorthWestern Energy

NorthWestern Energy is one of the largest providers of electricity and natural gas in the Upper Midwest and Northwest, serving approximately 661,000 customers in Montana, South Dakota and Nebraska.  More information on NorthWestern Energy is available on the Company's Web site at www.northwesternenergy.com.

SPECIAL NOTE REGARDING FORWARD—LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, without limitation, the information under “2010 Earnings Outlook”.  Forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.”  These statements are based upon our current expectations and speak only as of the date hereof.  Our actual future business and financial performance may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including, but not limited to:

•
potential adverse federal, state, or local legislation or regulation or adverse determinations by regulators could have a material adverse effect on our liquidity, results of operations and financial condition;

•
changes in availability of trade credit, usage, commodity prices, fuel supply costs or availability due to higher demand, shortages, weather conditions, transportation problems or other developments, may reduce revenues or may increase operating costs, each of which would adversely affect our liquidity;

•
unscheduled generation outages or forced reductions in output, maintenance or repairs, which may reduce revenues and increase operating costs or may require additional capital expenditures or other increased operating costs; and

•	adverse changes in general economic and competitive conditions in the U.S. financial markets and in our service territories.

Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings discuss some of the important risk factors that may affect our business, results of operations and financial condition.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

# # #

NorthWestern Reports Second Quarter 2010 Financial Results
July 29, 2010

NORTHWESTERN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Revenues
Electric	$184,838	$173,463	$388,677	$381,450
Gas	58,900	61,330	188,919	220,133
Other	321	920	636	5,033
Total Revenues	244,059	235,713	578,232	606,616
Operating Expenses
Cost of sales	111,936	106,840	284,763	314,850
Operating, general and administrative	57,126	60,898	115,434	126,317
Property and other taxes	24,984	18,246	47,952	42,535
Depreciation	22,997	22,260	45,872	44,982
Total Operating Expenses	217,043	208,244	494,021	528,684
Operating Income	27,016	27,469	84,211	77,932
Interest Expense, net	(16,057)	(18,002)	(33,107)	(33,136)
Other Income	1,853	198	2,606	789
Income Before Income Taxes	12,812	9,665	53,710	45,585
Income Tax Expense	(1,121)	(3,567)	(13,301)	(16,674)
Net Income	$11,691	$6,098	$40,409	$28,911
Average Common Shares Outstanding	36,179	35,940	36,174	35,937
Basic Earnings per Average Common Share	$0.32	$0.17	$1.12	$0.80
Diluted Earnings per Average Common Share	$0.32	$0.17	$1.11	$0.80
Dividends Declared per Average Common Share	$0.34	$0.335	$0.68	$0.67

NorthWestern Reports Second Quarter 2010 Financial Results
July 29, 2010

 NORTHWESTERN CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEET

(in thousands)

	June 30, 2010	December 31, 2009
	(unaudited)
ASSETS
Current Assets	$225,096	$264,827
Property, Plant, and Equipment, Net	2,033,932	1,964,121
Goodwill	355,128	355,128
Regulatory Assets	183,133	182,382
Other Noncurrent Assets	34,660	28,674
Total Assets	$2,831,949	$2,795,132
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Maturities of Long-term Debt and Capital Leases	$7,590	$7,320
Current Liabilities	261,513	287,672
Long-term Capital Leases	34,952	35,570
Long-term Debt	997,706	981,296
Noncurrent Regulatory Liabilities	245,838	238,332
Deferred Income Taxes	184,009	161,188
Other Noncurrent Liabilities	292,453	296,730
Total Liabilities	2,024,061	2,008,108
Total Shareholders’ Equity	807,888	787,024
Total Liabilities and Shareholders’ Equity	$2,831,949	$2,795,132

NorthWestern Reports Second Quarter 2010 Financial Results
July 29, 2010

NORTHWESTERN CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(unaudited)
(in thousands)

	Six Months Ended June 30,
	2010	2009
Operating Activities
Net income	$40,409	$28,911
Non-cash items	65,937	64,628
Changes in operating assets and liabilities	26,112	(8,008)
Cash Provided by Operating Activities	132,458	85,531

Cash Used in Investing Activities	(116,233)	(46,660)

Cash Used in Financing Activities	(14,420)	(27,200)

Net Increase in Cash and Cash Equivalents	$1,805	$11,671
Cash and Cash Equivalents, beginning of period	$4,344	$11,292
Cash and Cash Equivalents, end of period	$6,149	$22,963

NorthWestern Reports Second Quarter 2010 Financial Results
July 29, 2010

 NORTHWESTERN CORPORATION

ELECTRIC SEGMENT

Three Months Ended June 30, 2010

(Unaudited)

	Results
	2010	2009	Change	% Change
	(in millions)
Retail revenue	$149.7	$151.1	$(1.4)	(0.9)%
Transmission	11.0	10.3	0.7	6.8
Wholesale	11.9	10.6	1.3	12.3
Regulatory amortization and other	12.2	1.5	10.7	713.3
Total Revenues	184.8	173.5	11.3	6.5
Total Cost of Sales	82.3	71.7	10.6	14.8
Gross Margin	$102.5	$101.8	$0.7	0.7%

	Revenues		Megawatt Hours (MWH)		Avg. Customer Counts
	2010	2009	2010	2009	2010	2009
	(in thousands)
Retail Electric
Montana	$47,213	$47,366	496	488	270,369	268,627
South Dakota	9,489	9,496	110	108	48,419	48,181
Residential	56,702	56,862	606	596	318,788	316,808
Montana	63,640	64,402	741	749	60,777	60,316
South Dakota	14,938	14,748	213	202	11,848	11,701
Commercial	78,578	79,150	954	951	72,625	72,017
Industrial	8,129	8,267	684	702	71	72
Other	6,335	6,840	41	49	5,805	5,843
Total Retail Electric	$149,744	$151,119	2,285	2,298	397,289	394,740
Wholesale Electric
Montana	$10,231	$9,068	188	96	N/A	N/A
South Dakota	1,678	1,485	90	58	N/A	N/A
Total Wholesale Electric	$11,909	$10,553	278	154	N/A	N/A

	2010 as compared to:
Cooling Degree Days	2009	Historic Average
Montana	20% colder	41% colder
South Dakota	70% warmer	4% warmer

NorthWestern Reports Second Quarter 2010 Financial Results
July 29, 2010

NORTHWESTERN CORPORATION

ELECTRIC SEGMENT

Six Months Ended June 30, 2010

(Unaudited)

	Results
	2010	2009	Change	% Change
	(in millions)
Retail revenue	$320.2	$331.6	$(11.4)	(3.4)%
Transmission	22.5	22.3	0.2	0.9
Wholesale	23.0	21.7	1.3	6.0
Regulatory amortization and other	23.0	5.9	17.1	289.8
Total Revenues	388.7	381.5	7.2	1.9
Total Cost of Sales	173.4	166.4	7.0	4.2
Gross Margin	$215.3	$215.1	$0.2	0.1%

	Revenues		Megawatt Hours (MWH)		Avg. Customer Counts
	2010	2009	2010	2009	2010	2009
	(in thousands)
Retail Electric
Montana	$110,809	$113,460	1,176	1,166	270,648	268,815
South Dakota	22,334	23,042	286	280	48,421	48,188
Residential	133,143	136,502	1,462	1,446	319,069	317,003
Montana	129,858	133,294	1,529	1,545	60,788	60,260
South Dakota	30,746	31,421	451	430	11,735	11,588
Commercial	160,604	164,715	1,980	1,975	72,523	71,848
Industrial	15,896	19,213	1,360	1,467	71	72
Other	10,540	11,151	65	73	5,212	5,242
Total Retail Electric	$320,183	$331,581	4,867	4,961	396,875	394,165
Wholesale Electric
Montana	$20,165	$18,890	392	299	N/A	N/A
South Dakota	2,755	2,793	129	98,	N/A	N/A
Total Wholesale Electric	$22,920	$21,683	521	397	N/A	N/A

	2010 as compared to:
Cooling Degree Days	2009	Historic Average
Montana	20% colder	41% colder
South Dakota	70% warmer	4% warmer

NorthWestern Reports Second Quarter 2010 Financial Results
July 29, 2010

NORTHWESTERN CORPORATION

NATURAL GAS SEGMENT

Three Months Ended June 30, 2010

(Unaudited)

	Results
	2010	2009	Change	% Change
	(in millions)
Retail revenue	$45.6	$50.4	$(4.8)	(9.5)%
Wholesale and other	13.3	10.9	2.4	22.0
Total Revenues	58.9	61.3	(2.4)	(3.9)
Total Cost of Sales	29.6	32.8	(3.2)	(9.8)
Gross Margin	$29.3	$28.5	$0.8	2.8%

	Revenues		Dekatherms (Dkt)		Customer Counts
	2010	2009	2010	2009	2010	2009
	(in thousands)
Retail Gas
Montana	$19,841	$21,150	2,303	2,133	157,867	157,045
South Dakota	4,513	5,744	454	550	37,081	36,571
Nebraska	4,279	5,016	439	502	36,375	36,259
Residential	28,633	31,910	3,196	3,185	231,323	229,875
Montana	9,656	10,143	1,124	1,049	22,077	22,009
South Dakota	3,649	4,331	507	574	5,867	5,796
Nebraska	3,236	3,649	509	565	4,531	4,496
Commercial	16,541	18,123	2,140	2,188	32,475	32,301
Industrial	253	212	30	22	288	295
Other	173	193	23	22	146	142
Total Retail Gas	$45,600	$50,438	5,389	5,417	264,232	262,613

2010 as compared to:
Heating Degree Days	2009	Historic Average
Montana	20% colder	41% colder
South Dakota	70% warmer	4% warmer
Nebraska	10% warmer	10% warmer

NorthWestern Reports Second Quarter 2010 Financial Results
July 29, 2010

NORTHWESTERN CORPORATION

NATURAL GAS SEGMENT

Six Months Ended June 30, 2010

(Unaudited)

	Results
	2010	2009	Change	% Change
	(in millions)
Retail revenue	$164.0	$194.9	$(30.9)	(15.9)%
Wholesale and other	24.9	25.2	(0.3)	(1.2)
Total Revenues	188.9	220.1	(31.2)	(14.2)
Total Cost of Sales	111.4	141.7	(30.3)	(21.4)
Gross Margin	$77.5	$78.4	$(0.9)	(1.1)%

	Revenues		Dekatherms (Dkt)		Customer Counts
	2010	2009	2010	2009	2010	2009
	(in thousands)
Retail Gas
Montana	$64,460	$76,674	7,256	7,516	158,080	157,220
South Dakota	19,064	24,433	2,021	2,127	37,328	36,838
Nebraska	17,112	20,459	1,888	1,817	36,625	36,536
Residential	100,636	121,566	11,165	11,460	232,033	230,594
Montana	32,069	38,413	3,607	3,785	22,083	22,027
South Dakota	16,917	18,627	2,239	2,070	5,915	5,841
Nebraska	12,742	14,592	1,864	1,796	4,568	4,539
Commercial	61,728	71,632	7,710	7,651	32,566	32,407
Industrial	1,079	1,015	125	102	290	297
Other	564	669	74	74	146	142
Total Retail Gas	$164,007	$194,882	19,074	19,287	265,035	263,440

2010 as compared with:
Heating Degree-Days	2009	Historic Average
Montana	Remained flat	3% warmer
South Dakota	4% warmer	1% colder
Nebraska	5% colder	3% colder

NorthWestern Reports Second Quarter 2010 Financial Results
July 29, 2010

NORTHWESTERN CORPORATION

SEGMENT RESULTS

 (Unaudited)

(in thousands)

Three Months Ended
June 30, 2010	Electric	Gas	Other	Eliminations	Total
Operating revenues	$184,838	$58,900	$321	$—	$244,059
Cost of sales	82,296	29,640	—	—	111,936
Gross margin	102,542	29,260	321	—	132,123
Operating, general and administrative	41,873	17,133	(1,880)	—	57,126
Property and other taxes	18,281	6,659	44	—	24,984
Depreciation	18,620	4,369	8	—	22,997
Operating income	23,768	1,099	2,149	—	27,016
Interest expense	(11,915)	(3,456)	(686)	—	(16,057)
Other income (expense)	1,949	(123)	27	—	1,853
Income tax (expense) benefit	(4,405)	1,155	2,129	—	(1,121)
Net income (loss)	$9,397	$(1,325)	$3,619	$—	$11,691

Three Months Ended
June 30, 2009	Electric	Gas	Other	Eliminations	Total
Operating revenues	$173,463	$61,330	$1,306	$(386)	$235,713
Cost of sales	71,623	32,842	2,375	—	106,840
Gross margin	101,840	28,488	(1,069)	(386)	128,873
Operating, general and administrative	44,763	19,290	(2,769)	(386)	60,898
Property and other taxes	13,065	5,150	31	—	18,246
Depreciation	17,951	4,301	8	—	22,260
Operating income (loss)	26,061	(253)	1,661	—	27,469
Interest expense	(13,757)	(3,317)	(928)	—	(18,002)
Other income (expense)	182	(12)	28	—	198
Income tax (expense) benefit	(4,789)	1,353	(131)	—	(3,567)
Net income (loss)	$7,697	$(2,229)	$630	$—	6,098

NorthWestern Reports Second Quarter 2010 Financial Results
July 29, 2010

NORTHWESTERN CORPORATION

SEGMENT RESULTS

 (Unaudited)

(in thousands)

Six Months Ended
June 30, 2010	Electric	Gas	Other	Eliminations	Total
Operating revenues	$388,677	$188,919	$636	$—	$578,232
Cost of sales	173,361	111,402	—	—	284,763
Gross margin	215,316	77,517	636	—	293,469
Operating, general and administrative	81,889	35,026	(1,481)	—	115,434
Property and other taxes	35,055	12,812	85	—	47,952
Depreciation	37,124	8,731	17	—	45,872
Operating income	61,248	20,948	2,015	—	84,211
Interest expense	(25,107)	(6,602)	(1,398)	—	(33,107)
Other income	2,406	147	53	—	2,606
Income tax (expense) benefit	(10,939)	(4,584)	2,222	—	(13,301)
Net income	$27,608	$9,909	$2,892	$—	$40,409

Six Months Ended
June 30, 2009	Electric	Gas	Other	Eliminations	Total
Operating revenues	$381,450	$220,133	$5,957	$(924)	$606,616
Cost of sales	166,372	141,779	6,699	—	314,850
Gross margin	215,078	78,354	(742)	(924)	291,766
Operating, general and administrative	87,741	41,105	(1,605)	(924)	126,317
Property and other taxes	31,082	11,378	75	—	42,535
Depreciation	36,342	8,623	17	—	44,982
Operating income	59,913	17,248	771	—	77,932
Interest expense	(24,907)	(6,385)	(1,844)	—	(33,136)
Other income	473	255	61	—	789
Income tax (expense) benefit	(12,855)	(4,123)	304	—	(16,674)
Net income (loss)	$22,624	$6,995	$(708)	$—	$28,911